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                        HOUSTON INDUSTRIES INCORPORATED
                                EXHIBIT 10(a)(a)
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                                                                EXHIBIT (10 aa)

[Logo] Houston
       Industries
       Incorporated


                                                                   June 14, 1991



Mr. David M. McClanahan
Vice President, Finance & Administration
KBLCOM Incorporated
800 Gessner, Suite 700
Houston, Texas  77024-4270

Dear David:

         Effective January 1, 1991, you became Vice President, Finance & Administration of KBLCOM Incorporated ("KBLCOM"), necessitating the transfer of your employment from Houston Industries Incorporated ("HII") to KBLCOM. The purpose of this letter is to set forth the effect of the transfer on your retirement, savings and executive benefits.

         (1) Retirement Plan. Concurrent with your transfer, you became eligible for and started accruing a pension benefit under the KBLCOM Retirement Plan; this benefit will accrue during your period of employment with KBLCOM. Your prior service with HII companies will be considered under the KBLCOM Retirement Plan for vesting purposes.

         Under the terms of the Retirement Plan for Employees of Houston Industries Incorporated (the "HII Retirement Plan"), you will retain your benefit accrued to the date of transfer until your retirement or final termination of employment with HII and its subsidiaries. If you are later transferred to employment with HII or another of its subsidiaries, you will then resume accruing a benefit under the HII Retirement Plan.

         Upon your eligibility for a retirement benefit under the HII Retirement Plan, you will be entitled to the full retirement benefit you would have received under the HII Retirement Plan as if all your periods of service had been with HII. If the sum of your benefits actually payable from the KBLCOM Retirement Plan and the HII Retirement Plan does not equal or exceed the amount you would have received from the HII Retirement Plan had all of your service been with HII, HII will pay the difference to you (or your beneficiary) in the same form and manner as your pension from the HII Retirement Plan.

         (2) Savings Plan. During the period you are eligible for and elect to participate in the KBLCOM Incorporated Savings Plan (the "KBLCOM Savings Plan"), HII will account for the excess, if
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David M. McClanahan
June 14, 1991
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any, of the employer matching contribution that would have been credited to your account under the Savings Plan of Houston Industries Incorporated (the "HII Savings Plan") over any employer matching contribution credited to your account under the KBLCOM Savings Plan. You will be vested in and eligible to receive any amount payable under this paragraph if, as and when any final distribution upon termination of employment is made to you from the HII Savings Plan. The amounts so credited on your behalf shall accrue earnings as if invested in HII common stock.

         (3) Executive Benefits Plan. As an officer of HII, you participated in the HII Executive Benefits Plan which is designed to provide salary continuation and supplemental post-retirement benefits. As KBLCOM has not adopted the Executive Benefits Plan, you are no longer eligible for the benefits provided thereunder. However, during your period of employment as an officer of KBLCOM, HII hereby agrees to provide the benefits which otherwise would become payable to you (or your beneficiary) under the terms of the Executive Benefits Agreement between you and HII, dated June 20, 1986. Additionally, HII agrees that, in the event you become disabled during your employment as a KBLCOM officer, you shall receive benefits from the KBLCOM LTD Plan (and HII to the extent benefits are not payable under the KBLCOM LTD Plan) as if the term "total disability" under the KBLCOM LTD Plan was defined as an illness or injury which prevents you from performing the duties of an officer of KBLCOM.

         (4) Long-Term Incentive Compensation Plan. The lapse of restrictions on your award of restricted shares for the performance cycle January 1, 1990 through December 31, 1992 will be determined on a prorata basis considering the length of your employment as an HII officer and KBLCOM officer during the performance cycle.

         (5) Benefits Restoration and Savings Restoration Plans. HII agrees that it will pay you such amounts as would have been paid under each of these plans as if your employment as a KBLCOM officer had been as an officer of HII. HII will pay you such amounts, if any, at such times as they would have been paid under the applicable section of the Benefits Restoration Plan and Savings Restoration Plan.

         (6) Executive Incentive Compensation Plan and Deferred Compensation Plan. Your service with KBLCOM is considered as
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David M. McClanahan
June 14, 1991
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service with HII under each of the Executive Incentive Compensation Plan and the Deferred Compensation Plan for vesting and distribution purposes. Thus, any amounts credited on your behalf prior to your transfer will vest and be paid under each plan as if your period of KBLCOM employment had been with HII.

         This letter confirms the benefits HII intends to provide you in recognition of your service as an officer of KBLCOM. All amounts payable hereunder are payable out of the general funds of HII.

                                        Very truly yours,

                                        /s/ Don D. Jordan

                                        Don D. Jordan
                                        Chairman, President &
                                        Chief Executive Officer